UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Rule 240.14a-12.

HANSEN NATURAL CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HANSEN NATURAL CORPORATION

550 Monica Circle, Suite 201

Corona, California 92880

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2010

April 29, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Hansen Natural Corporation (the “Company”) to be held on Thursday, June 10, 2010 at 3:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 (the “Annual Meeting”). This proxy is solicited on behalf of the Board of Directors of the Company.

In addition to the specific matters to be voted on at the Annual Meeting that are listed in the accompanying notice, there will be a report on the Company’s business and an opportunity for stockholders of the Company to ask questions.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2009.  We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials.  The Notice contains instructions on how to access those documents over the Internet.  The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2009 and a form of proxy card or voting instruction card.

I hope that you will be able to join us.  Your vote is important to us and to our business.  I encourage you to vote by telephone, over the Internet or, if you requested to receive printed materials, by signing and returning your proxy card, so that your shares will be represented and voted at the Annual Meeting whether or not you plan to attend.  If you attend the Annual Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2009, are being distributed and made available on or about April 29, 2010.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

HANSEN NATURAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2010

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hansen Natural Corporation (“Hansen” or the “Company”) will be held on Thursday, June 10, 2010 at 3:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 (the “Annual Meeting”), for the following purposes:

1.                                       To elect seven directors to serve until the 2011 annual meeting of stockholders of the Company.

2.                                       To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

3.                                       To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this Notice.  Only stockholders of the Company of record at the close of business on April 16, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

We will make available a list of stockholders as of the close of business on April 16, 2010 for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time, from May 31, 2010 through June 9, 2010, at the Company’s executive offices, 550 Monica Circle, Suite 201, Corona, CA 92880.  This list will also be available to stockholders at the Annual Meeting.

All stockholders of the Company are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the Annual Meeting, you are urged to vote by telephone, over the Internet or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.  You may revoke your voted proxy at any time prior to the Annual Meeting or vote in person if you attend the Annual Meeting.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

Corona, California

April 29, 2010

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.  IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS.  IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED.  PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM FROM THAT RECORD HOLDER.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to be Held on June 10, 2010.

The Company’s Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2009 are available at https://materials.proxyvote.com/411310.

HANSEN NATURAL CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Hansen Natural Corporation (“Hansen” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held Thursday, June 10, 2010 at 3:00 p.m. local time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company.  The Annual Meeting will be held at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882.  The Company’s executive offices are located at 550 Monica Circle, Suite 201, Corona, California 92880.  In this proxy, unless the context requires otherwise, references to “we”, “our”, or “us” refer to Hansen.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2009, are being distributed and made available on or about April 29, 2010.  This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting.  Please read it carefully.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet.  Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 29, 2010 to our stockholders who owned our common stock at the close of business on April 16, 2010.  Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

Record Date, Outstanding Voting Securities

Holders of record of common stock at the close of business on April 16, 2010 are entitled to notice of, and to vote at, the Annual Meeting.  Each share entitles its holder to one vote.  As of the record date, 88,765,747 shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”), were issued and outstanding. There are no other outstanding voting securities of the Company.

Quorum

The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Such stockholders are counted as present at the Annual Meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted their vote by telephone, over the Internet, or by returning their proxy card. Abstentions and withheld votes will be counted for determining whether a quorum is present for the Annual Meeting.

Voting Procedures

In accordance with the Company’s by-laws:

•                  Directors shall be elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares of Common Stock entitled to vote in the election at the Annual Meeting;

•                  The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm shall be by the affirmative vote of the majority of the votes cast on the proposal in person or by proxy at the Annual Meeting;

in each case, provided a quorum is present.  Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.  Beginning this year, brokers and other intermediaries may not vote uninstructed shares in the election of directors. If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote in the election of directors, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count in the election of directors. Brokers that do not receive instructions are entitled to vote on the ratification of the independent registered public accounting firm. No stockholder shall be entitled to cumulate votes.

American Stock Transfer & Trust Company (“AST”) will receive and tabulate the proxies.

How to Vote

If your shares are registered directly in your name with the Company’s registrar and transfer agent, AST, you are considered a stockholder of record with respect to those shares, and the Notice was sent to you directly by the Company.  As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares are held in a brokerage account, bank, broker-dealer, trust or similar organization, you are considered the “beneficial owner” of those shares held in street name, and the Notice was forwarded to you by that organization.  As the beneficial owner, you have the right to direct your broker or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.

Your vote is very important to us and we hope that you will attend the Annual Meeting.  However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your broker or other intermediary), or the instructions that you received through electronic mail.  There are three convenient ways of submitting your vote:

•                  By Telephone or Internet - All stockholders of record can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card.  Beneficial owners may vote by telephone or Internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•                  In Person - All stockholders of record may vote in person at the Annual Meeting.  Beneficial owners may vote in person at the Annual Meeting if their broker or other intermediary has furnished a legal proxy.  If you are a beneficial owner and would like to vote your shares by proxy, you will need to ask your broker or other intermediary to furnish you with a legal proxy.  You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting.  You will not be able to vote your shares without a legal proxy.

•                  By Written Proxy - All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials.  If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card of a vote instruction form from your broker or other intermediary.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (1) delivering a written notice of revocation to our Secretary at our principal executive offices; (2) voting again over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or, if you requested and received written proxy materials, by signing and returning a new proxy card with a later date, or (3) by attending the Annual Meeting and voting in person.

If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (1) submitting new voting instructions to your broker or other intermediary, or (2) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting and voting in person.

Solicitation

The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  In addition to solicitation by use of the mail or via the Internet, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter.

Principal Stockholders and Security Ownership of Management

The following table sets forth, as of the most recent practical date, April 12, 2010, the beneficial ownership of the Company’s Common Stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock; (b) each of the Company’s directors and nominees for director; (c) the Company’s named executive officers; and (d) all of the Company’s current directors and executive officers as a group:

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Class
Brandon Limited Partnership No. 1(1)	1,080,008		1.1%
Brandon Limited Partnership No. 2(2)	8,013,336		8.4%
Hilrod Holdings, L.P.	4,080,000		4.3%
HRS Holdings, L.P.	800,000		0.8%
Hilrod Holdings II, L.P.	121,894		0.1%
Hilrod Holdings III, L.P.	257,496		0.3%
Hilrod Holdings IV, L.P.	258,870		0.3%
Hilrod Holdings V, L.P.	124,214		0.1%
Hilrod Holdings VI, L.P.	265,720		0.3%
Hilrod Holdings VII, L.P.	61,130		0.1%
Hilrod Holdings VIII, L.P.	180,626		0.2%
The RCS 2007 GRAT	14,380		0.0%
The RCS 2008 GRAT	95,523		0.1%
The RCS 2009 GRAT	154,935		0.2%
Eton Park Fund, L.P.(3)	5,000,000		5.2%
BlackRock, Inc.(4)	4,912,557		5.1%

Rodney C. Sacks	18,776,819	(5)	19.6%
Hilton H. Schlosberg	18,465,595	(6)	19.2%
Mark J. Hall	498,648	(7)	** %
Thomas J. Kelly	47,400	(8)	** %
Nick Gagliardi	—		** %
Sydney Selati	17,500	(9)	** %
Norman C. Epstein	23,200	(10)	** %
Harold C. Taber, Jr.	23,200	(11)	** %
Benjamin M. Polk	9,600	(12)	** %
Mark S. Vidergauz	9,600	(13)	** %

Officers and Directors as a group (10 members: 22,628,268 shares or 23.59% in aggregate).

* Except as noted otherwise, the address for each of the named stockholders is 550 Monica Circle, Suite 201, Corona, California 92880.

** Less than 1%.

(1) The mailing address of Brandon Limited Partnership No. 1 (“Brandon No. 1”) is 56 Conduit Street, London W1S 2YZ England. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

(2) The mailing address of Brandon Limited Partnership No. 2 (“Brandon No. 2”) is 56 Conduit Street, London W1S 2YZ England. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

(3) The mailing address of this reporting person is 399 Park Ave. 10th Floor, NY, NY 10022.

(4)The mailing address of this reporting person is 40 East 52nd Street, NY, NY 10022.

(5) Includes 220,187 shares of Common Stock owned by Mr. Sacks; 1,080,008 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1’s general partners; 8,013,336 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2’s general partners; 800,000 shares beneficially held by HRS Holdings, L.P. because Mr. Sacks is one of HRS Holdings’ general partners; 4,080,000 shares beneficially held by Hilrod Holdings L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners; 121,894 shares beneficially held by Hilrod Holdings II, L.P. because Mr. Sacks is one of Hilrod Holdings II’s general partners; 257,496 shares beneficially held by Hilrod Holdings III, L.P. because Mr. Sacks is one of Hilrod Holdings III’s general partners; 258,870 shares beneficially held by

Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; 124,214 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; 265,720 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; 61,130 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; 180,626 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; 14,380 shares beneficially held by The Rodney C. Sacks 2007 Grantor Retained Annuity Trust ; 95,523 shares beneficially held by The Rodney C. Sacks 2008 Grantor Retained Annuity Trust and 154,935 shares beneficially held by The Rodney C. Sacks 2009 Grantor Retained Annuity Trust.  Also includes options presently exercisable to purchase 448,176 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.45 per share, granted pursuant to a stock option agreement dated July 12, 2002 between the Company and Mr. Sacks; options presently exercisable to purchase 860,324 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.53 per share, granted pursuant to a stock option agreement dated May 28, 2003 between the Company and Mr. Sacks; options presently exercisable to purchase 1,100,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $6.59 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Sacks; options presently exercisable to purchase 480,000 shares of Common Stock, out of options to purchase a total of 600,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Sacks; and options presently exercisable to purchase 160,000 shares of Common Stock, out of options to purchase a total of 400,000 shares, exercisable at $31.72 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Sacks.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 220,187 shares of Common Stock; (ii) 2,968,500 shares presently exercisable under the stock option agreements; (iii) 40,800 shares beneficially held by Hilrod Holdings L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners; (iv) 8,000 shares beneficially held by HRS Holdings, L.P. because Mr. Sacks is one of HRS Holdings’ general partners; (v)  1,218 shares beneficially held by Hilrod Holdings II, L.P. because Mr. Sacks is one of Hilrod Holdings II’s general partners; (vi) 2,574 shares beneficially held by Hilrod Holdings III, L.P. because Mr. Sacks is one of Hilrod Holdings III’s general partners; (vii) 2,588 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; (viii) 1,242 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; (ix) 2,657 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; (x) 611 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners;  and (xi) 1,806 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners.

(6) Includes 173,801 shares of Common Stock owned by Mr. Schlosberg; 1,080,008 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1’s general partners; 8,013,336 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2’s general partners; 800,000 shares beneficially held by HRS Holdings, L.P. because Mr. Schlosberg is one of HRS Holdings’ general partners; 4,080,000 shares beneficially held by Hilrod Holdings L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners; 121,894 shares beneficially held by Hilrod Holdings II, L.P. because Mr. Schlosberg is one of Hilrod Holdings II’s general partners; 257,496 shares beneficially held by Hilrod Holdings III, L.P. because Mr. Schlosberg is one of Hilrod Holdings III’s general partners; 258,870 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; 124,214 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; 265,720 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; 61,130 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners and 180,626 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners.   Also includes options presently exercisable to purchase 448,176 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.45 per share, granted pursuant to a stock option agreement dated July 12, 2002 between the Company and Mr. Schlosberg; options presently exercisable to purchase 860,324 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.53 per share, granted pursuant to a stock option agreement dated May 28, 2003 between the Company and Mr. Schlosberg; options presently exercisable to purchase 1,100,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $6.59 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Schlosberg; options presently exercisable to purchase 480,000 shares of Common Stock, out of options to purchase a total of 600,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 160,000 shares of Common Stock, out of options to purchase a total of 400,000 shares, exercisable at $31.72 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Schlosberg.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 173,801 shares of Common Stock; (ii) 2,968,500 shares presently exercisable under the stock option agreements; (iii) 40,800 shares beneficially held by Hilrod Holdings L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners; (iv) 8,000 shares beneficially held by HRS Holdings, L.P. because Mr. Schlosberg is one of HRS Holdings’ general partners; (v)  1,218 shares beneficially held by Hilrod Holdings II, L.P. because Mr. Schlosberg is one of Hilrod Holdings II’s general partners; (vi) 2,574 shares beneficially held by Hilrod Holdings III, L.P. because Mr. Schlosberg is one of Hilrod Holdings III’s general partners; (vii) 2,588 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; (viii) 1,242 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; (ix) 2,657 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; (x) 611 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; and (xi) 1,806 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners.

(7) Includes 98,649 shares of Common Stock owned by Mr. Hall; options presently exercisable to purchase 160,000 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $6.59 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Hall; options presently exercisable to purchase 60,000 shares of Common Stock, out of options to purchase a total of 100,000 shares, exercisable at $10.95 per share, granted pursuant to a stock option agreement dated September 28, 2005 between the Company and Mr. Hall; options presently exercisable to purchase 60,000 shares of Common Stock, out of options to purchase a total of 100,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Hall and options presently exercisable to purchase 119,999 shares of Common Stock, out of options to purchase a total of 300,000 shares, exercisable at $31.72 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Hall.

(8) Includes 16,000 shares of Common Stock owned by Mr. Kelly; options presently exercisable to purchase 15,000 shares of Common Stock, out of options to purchase a total of 200,000 shares, exercisable at $1.48 per share, granted pursuant to a stock option agreement dated January 15, 2004 between the Company and Mr. Kelly; options presently exercisable to purchase 6,400 shares of Common Stock, out of options to purchase a total of 8,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Kelly; options presently exercisable to purchase 8,000 shares of Common Stock, out of options to purchase a total of 20,000 shares, exercisable at $31.72 per share, granted pursuant to a stock option agreement dated June 2, 2008 between the Company and Mr. Kelly and options presently exercisable to purchase 2,000 shares of Common Stock, out of options to purchase a total of 10,000 shares, exercisable at $36.13 per share, granted pursuant to a stock option agreement dated June 1, 2009 between the Company and Mr. Kelly.

(9) Includes 17,500 shares of Common Stock owned by Mr. Selati.

(10) Includes 4,000 shares beneficially held by Shoreland Investments because Mr. Epstein is one of Shoreland Investment’s general partners and options presently exercisable to purchase 19,200 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Epstein.

(11) Includes 4,000 shares of Common Stock owned by Mr. Taber and options presently exercisable to purchase 19,200 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Taber.

(12) Includes options presently exercisable to purchase 9,600 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Polk.

(13) Includes options presently exercisable to purchase 9,600 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Vidergauz.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.  The Company is required to report in this proxy statement any failure of its directors, executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than ten percent stockholders were complied with.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present a proper proposal for consideration at the 2011 annual meeting of stockholders by submitting their proposal in writing to the Office of the Secretary of the Company in a timely manner.

For stockholders who wish to present a proposal to be considered for inclusion in our proxy statement and for consideration at the 2011 annual meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no later than December 30, 2010.  Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

For stockholders who wish to present a proposal for nominations or other business for consideration at the 2011 annual meeting, but who do not intend for the proposal to be included in our proxy statement, pursuant to the advance notice provisions contained in our by-laws, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than February 10, 2011 and no later than March 12, 2011, provided, however, that in the event that the date of the 2011 annual meeting is more than thirty days before or more than seventy days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to the 2011 annual meeting or the tenth day following the day on which public announcement of the date of the 2011 annual meeting is first made by the Company.

It is presently intended that the 2011 annual meeting will be held in June 2011.

Proposals should be sent to the Office of the Secretary by mail to Hansen Natural Corporation, 550 Monica Circle, Suite 201, Corona, California, 92880.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors (the “Board of Directors” or the “Board”) is currently comprised of seven members, each of whom is a director nominee to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below.  In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy.  The Company is not aware of any nominee who will be unable or expects to decline to serve as a director.  The term of office of each person elected as a director will continue until the 2011 annual meeting or until a successor has been elected and qualified.

The names of the nominees, and certain biographical information about them, are set forth below.

Name	Age	Position

Rodney C. Sacks(1)	60	Chairman of the Board of Directors and Chief Executive Officer
Hilton H. Schlosberg(1)	57	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary
Benjamin M. Polk	59	Director
Norman C. Epstein(2),(3),(4)	69	Director
Sydney Selati(2),(3),(4)	71	Director
Harold C. Taber, Jr. (2),(3),(4)	71	Director
Mark S. Vidergauz (3)	56	Director

(1)  Member of the Executive Committee of the Board of Directors.

(2)  Member of the Audit Committee of the Board of Directors.

(3)  Member of the Compensation Committee of the Board of Directors.

(4)  Member of the Nominating Committee of the Board of Directors.

Each of our directors brings extensive management and leadership experience gained through their service in our industry and other diverse businesses.  In these roles, they have assumed day-to-day leadership responsibilities.  In addition, most current directors bring board experience acquired by either significant experience on other boards or long service on our Board of Directors that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.  The Nominating Committee’s process for selecting and nominating qualified director candidates is described under the section entitled “Nominating Committee.”  In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board of Directors and its committees.

Rodney C. Sacks — Chairman of the Board of Directors of the Company, Chief Executive Officer and a director of the Company from November 1990 to the present.  Member of the Executive Committee of the Board of Directors of the Company (the “Executive Committee”) since October 1992.  Chairman and a director of Hansen Beverage Company (“HBC”) from June 1992 to the present.  Mr. Sacks has led the Company for 20 years and has extensive experience in the food and beverage industry. Mr. Sacks has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Hilton H. Schlosberg — Vice Chairman of the Board of Directors of the Company, President, Chief Operating Officer, Secretary, and a director of the Company from November 1990 to the present.  Chief Financial Officer of the Company since July 1996.  Member of the Executive Committee since October 1992.  Vice Chairman, Secretary and a director of HBC from July 1992 to the present.  Mr. Schlosberg has held leadership positions with the Company for over 20 years and has been the Company’s CFO for 14 years. Mr. Schlosberg has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy. Mr. Schlosberg has a high level of financial literacy and his day to day supervision of business operations brings valuable insight to our Board of Directors.

Benjamin M. Polk — Director of the Company from November 1990 to the present.  Assistant Secretary of HBC since October 1992 and a director of HBC since July 1992.  Partner with Schulte Roth & Zabel LLP¹ since May 2004 and previously a partner with Winston & Strawn LLP, where Mr. Polk practiced law with that firm and its predecessor firm from August 1976 to May 2004.  Mr. Polk has served as legal counsel to and a director of the Company for 20 years, and has gained detailed knowledge of the Company during his service.  Mr. Polk has extensive experience advising both publicly and privately held companies in matters relating to mergers, acquisitions and corporate finance.

Norman C. Epstein — Director of the Company and member of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) since June 1992 and member of the Nominating Committee of the Board of Directors of the Company (the “Nominating Committee”) since September 2004.  Member and Chairman of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) since September 1997.  Director of HBC since July 1992.  Director of Integrated Asset Management Limited, a company listed on the London Stock Exchange since June 1998. Managing Director of Cheval Property Finance PLC, a mortgage finance company based in London, England from 1997 to 2006.  Director of Clermont Consultants UK Ltd. from 1997 to the present.  Partner with Moore Stephens, an international accounting firm, from 1974 to December 1996 (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995).  Mr. Epstein has a strong background in accounting and finance as well as substantial experience in public company accounting.  He has substantial experience serving on boards, both the Company’s and others, and has experience in other industries, which allows him to bring additional perspective to our Board of Directors.

Sydney Selati — Director of the Company and member of the Audit Committee since September 2004 and member of the Compensation Committee since March 2007.  Mr. Selati was appointed by the Board of Directors to the Nominating Committee in April 2009.  Mr. Selati was a director of Barbeques Galore Ltd. from 1997 to 2005 and was President and Chairman of the Board of Directors of The Galore Group (U.S.A.), Inc. from 1988 to 2005.  Mr. Selati was president of Sussex Group Limited from 1984 to 1988.  Mr. Selati has extensive experience as a chief executive and board member of companies in other industries, which allows him to bring additional perspective to our Board of Directors.

Harold C. Taber, Jr. — Director of the Company since July 1992.  Member of the Audit Committee since April 2000 and member of the Nominating Committee since September 2004.  Mr. Taber was appointed by the Board of Directors to be Chairman of the Nominating Committee and to the Compensation Committee in April 2009.  President and Chief Executive Officer of HBC from July 1992 to June 1997.  Consultant for The Joseph Company from October 1997 to March 1999 and for Costa Macaroni Manufacturing Company from July 2000 to January 2002.  Executive Assistant to the Dean at the Biola University School of Business from July 2002 to the present. Mr. Taber has extensive knowledge of the Company’s historical and current operations, and brings leadership and management skills to the Board.

Mark S. Vidergauz — Director of the Company and member of the Compensation Committee since June 1998.  Member of the Audit Committee from April 2000 through May 2004.  Chief Executive Officer of The Sage Group LLC from April 2000 to the present.  Managing Director at the Los Angeles office of ING Barings LLC, a diversified financial service institution headquartered in the Netherlands, from April 1995 to April 2000. Mr. Vidergauz has significant operational, financial, and investment experience from his involvement in The Sage Group, LLC and its investments in numerous companies and has played an active role in overseeing those businesses. Mr. Vidergauz brings strong corporate governance and leadership experience to the Board.

(1)Mr. Polk and his law firm, Schulte Roth & Zabel LLP, serve as counsel to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2010.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

MANAGEMENT

Board Meetings and Committees; Annual Meeting Attendance

The Board is comprised of Messrs. Rodney C. Sacks, Hilton H. Schlosberg, Benjamin M. Polk, Norman C. Epstein, Sydney Selati, Harold C. Taber, Jr. and Mark S. Vidergauz.  The Board held five meetings during the fiscal year ended December 31, 2009.  One director was unable to attend the meeting held on February 27, 2009.  The Board has determined that Messrs. Epstein, Taber, Vidergauz and Selati are independent, as that term is defined in the NASDAQ Marketplace Rules and SEC regulations. The Board does not have a policy requiring the attendance by the directors at the Annual Meeting.  All of the directors attended the 2009 annual meeting, which was held on June 4, 2009.

During the fiscal year ended December 31, 2009, the Audit Committee was comprised of Norman C. Epstein (Chairman), Harold C. Taber, Jr. and Sydney Selati.  The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at http://investors. hansens.com/documents.cfm.  The Audit Committee held eight meetings during the fiscal year ended December 31, 2009. The Audit Committee last met in February 2010 in connection with the review of the Company’s financial statements for the fiscal year ended December 31, 2009.  See “Audit Committee” below for more information.

During the fiscal year ended December 31, 2009, the Compensation Committee was comprised of Norman C. Epstein (Chairman), Mark S. Vidergauz, Sydney Selati and Harold C. Taber. The Compensation Committee held eight meetings during the fiscal year ended December 31, 2009.  The Compensation Committee has sole and exclusive authority to grant stock option awards to all employees and consultants who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act.  The Compensation Committee and the Executive Committee each independently has the authority to grant awards to new hires who are not Section 16 employees. The Compensation Committee does not have a charter.  The Board has adopted written Equity Grant Procedures, which are available on our website at http://investors.hansens.com/documents.cfm.  See “Compensation Discussion and Analysis-Long Term Incentive Program” and “Compensation Committee” below for more information.

During the fiscal year ended December 31, 2009, the Nominating Committee was comprised of Harold C. Taber, Jr. (Chairman), Norman C. Epstein and Sydney Selati.  The Board has adopted a written charter for the Nominating Committee, which is available on our website at http://investors. hansens.com/documents.cfm.  The Nominating Committee held one meeting during the fiscal year ended December 31, 2009.  See “Nominating Committee” below for more information.

The Executive Committee, comprised of Rodney C. Sacks and Hilton H. Schlosberg, held twelve formal meetings during the fiscal year ended December 31, 2009.  The Executive Committee manages and directs the business of the Company between meetings of the Board.  Each of the Compensation Committee and the Executive Committee of the Board independently has the authority to grant awards to new hires who are not Section 16 employees.  Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee (see “Compensation Discussion and Analysis-Long Term Incentive Program”).

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders.

The Board believes that the Company’s current Chief Executive Officer is best situated to serve as Chairman of the Board. Rodney C. Sacks has led the Company for over 20 years, is highly knowledgeable with respect to the Company’s business, operations and industry. Mr. Sacks is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. The Board believes that the combined role of Chairman and CEO promotes consistency and efficiency in the development and execution of the Company’s business strategy. The Board does not have a lead independent director.

The Board’s Role in Risk Oversight

The Board of Directors plays an active role in overseeing and managing the Company’s risks.  The full Board and its Executive Committee regularly review the Company’s operations, competitive position, business strategy, liquidity, capital resources, product distribution and development,  material contingencies and senior personnel, as well as the risks associated with each of these matters.  The Board implements its risk oversight function both as a whole and through its standing committees.  Much of the work is delegated to committees, which meet regularly and report back to the full Board. The Compensation Committee oversees management of risks related to the Company’s compensation policies and practices.  The Audit Committee oversees management of risks related to financial reporting and internal controls.  The full Board also discusses risk throughout the year during meetings in relation to specific proposed actions.  These processes are designed to ensure that risks are taken knowingly and purposefully. The Board believes that its role in oversight of risk management (as well as the role of the Compensation and Audit Committees) has not adversely affected its leadership structure or results of operations.

The names and ages of our Named Executive Officers, whom we refer to as our NEO’s, and certain biographical information about them, are set forth on page 9 and below.

Name	Age	Position

Rodney C. Sacks	60	Chairman of the Board of Directors and Chief Executive Officer

Hilton H. Schlosberg	57	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary

Mark J. Hall	54	President Monster Beverage Division

Thomas J. Kelly	56	Vice President Finance

Nick Gagliardi(Resigned April 2, 2010)	53	Chief Operating Officer Monster Beverage Division

Mark J. Hall — President, Monster Beverage Division, joined HBC in 1997.  Prior to joining HBC, Mr. Hall spent three years with Arizona Beverage Co. as Vice President of Sales, where he was responsible for sales and distribution of Arizona products through a national network of beer distributors and soft drink bottlers.

Thomas J. Kelly — Vice President Finance and/or Controller and Secretary of HBC since 1992.  Prior to joining HBC, Mr. Kelly served as controller for California Copackers Corporation.  Mr. Kelly is a Certified Public Accountant and has worked in the beverage business for over 20 years.

Nick Gagliardi — Chief Operating Officer Monster Beverage Division from July 2009 to April 2010.  Prior to starting with HBC, Mr. Gagliardi served as President of Liquid Investments, a wholesale beverage distribution holding company based in San Diego, which he joined in 2002. From April 1998 to January 2002, Mr. Gagliardi held various management positions, including Vice President and General Manager, of Labatt USA, which later became a unit of Anheuser-Busch InBev. From 1982 to 1998, Gagliardi served in various capacities at Colgate-Palmolive Co., including Vice President of the Canadian division.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation program for our NEOs, listed in the summary compensation table on the following pages, is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate our executive talent, to reward those individuals fairly over time for achieving performance goals and to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our long-term success and growth.  The program is also designed to reinforce a sense of ownership and overall entrepreneurial spirit and to link rewards to measurable corporate and qualitative individual performance.  In applying these principles we seek to integrate compensation programs with our short and long term strategic plans and to align the interests of the NEOs with the long term interests of stockholders through award opportunities that can result in ownership of stock.  The Compensation Committee evaluates risks and rewards associated with the Company’s overall compensation philosophy and structure.  Our Executive Committee discusses with the Compensation Committee strategies to identify and mitigate, as necessary, such potential risks.  With respect to specific elements of compensation, base salary does not encourage risk-taking as it is a fixed amount.  The discretionary annual bonus is designed to reward achievement of short-term performance metrics.  Our NEOs have stock ownership, and grants under stock option plans generally vest over 5 years, which encourages achievement of long-term goals and aligns their interests with those of our stockholders.  As a result, we believe our executive compensation program avoids providing incentives for our NEOs to engage in unnecessary and excessive risk taking at the expense of the Company and its stockholders.

Compensation Risks

We have evaluated the risks arising from our compensation policies and practices for our employees and concluded that such risks are not reasonably likely to have a material adverse effect on the Company.  In this regard, the following factors, among others, were considered:

•                                          Compensation for senior management is significantly weighted towards long-term incentive compensation, which discourages inappropriate risk taking for short-term gains;

•                                       Long-term incentive compensation is primarily in the form of stock options that vest over five years, thereby aligning the interests of management and other key employees with the long term interests of our stockholders;

•                                          Annual cash bonuses are discretionary and are not governed by a fixed formula;

•                                          Sales commissions are not a material element in our compensation practices; and

•                                          Our internal controls are designed to detect and prevent inappropriate risk-taking.

Compensation Program Components

The compensation programs for our NEOs are generally administered by or under the direction of the Compensation Committee (in the case of Rodney Sacks, the Chairman and Chief Executive Officer, and Hilton Schlosberg, the President and Chief Financial Officer) and the Executive Committee (in the case of the other NEOs), and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable and continue to achieve the goals set forth in our compensation philosophy. On January 1, 2007, we implemented a new policy regarding the issuance of stock options, which is discussed below (see “Long Term Incentive Program”).

During the fourth quarter of 2009, the Compensation Committee retained Exequity, LLP, an independent compensation consultant, to make recommendations to the Board with respect to compensation for outside directors as well as compensation to be paid to Rodney Sacks and Hilton Schlosberg for the 2010 calendar year and the discretionary cash bonus to be paid to each of them with respect to the 2009 calendar year.  Neither the Company’s management nor our Compensation Committee has retained a compensation consultant to review policies and procedures with respect to other executive compensation or to advise the Company on general compensation matters.  While we do not set compensation at set percentage levels relative to the market, we do seek to provide salary, incentive compensation opportunities and employee benefits that are competitive within the consumer products industry, the beverage industry and within the labor markets in which we participate, which is principally gathered through our recruiting and retention experience.

Setting Executive Compensation

We view all components of compensation as related but distinct.  We do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components.  We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarks gathered through our recruiting and retention experience, our review of internal comparatives and other considerations we deem relevant, such as rewarding performance.  We believe that stock option awards should be granted for long-term performance.  We believe that stock option awards are an important compensation-related motivator to attract and retain executives, and that salary and discretionary bonus levels are secondary considerations to our NEOs.  Except as described herein, neither our Compensation Committee nor our Executive Committee have adopted any formal or informal policies or guidelines for allocating compensation between short term and long term and current compensation between cash and non-cash compensation.  However, our Compensation Committee and Executive Committee’s respective philosophy is to make a greater percentage of our NEOs’ compensation rewarded through equity rather than cash if we perform well over time.  Compensation packages for each of our NEOs are tailored to each individual NEO’s circumstances by the Compensation Committee and/or the Executive Committee, as appropriate, and are largely based on subjective evaluations of overall and individual performance.  Each element of compensation is determined differently for each individual NEO based on a variety of facts and circumstances applicable at the time and to that specific NEO.

Our Compensation Committee and Executive Committee’s current intent is to perform at least annually a strategic review of compensation paid to our NEOs to determine whether they have provided adequate incentives and motivation to our NEOs, and whether they adequately compensate our NEOs relative to comparable officers in other companies with which we compete for executives.  These companies may or may not be public companies or even consumer product, food or beverage companies.  For compensation decisions, including decisions regarding the grant of equity compensation relating to NEOs, other than our Chairman and Chief Executive Officer and our President and Chief Financial Officer, the Compensation Committee specifically considers recommendations from the Executive Committee.

Our NEO compensation currently has three primary components:  base compensation or salary, discretionary annual bonus, and stock option awards granted pursuant to our Hansen Natural Corporation 2001 Stock Option Plan, which we refer to as the 2001 Stock Option Plan, which is described below under “Long Term Incentive Programs.”

Each of the primary components of NEO compensation is discussed below:

Base Salary

Base salaries for our NEOs are established based on the scope of their respective responsibilities, taking into account competitive market compensation paid by other companies for individuals in similar positions, which is principally gathered through our recruiting and retention experience.  Generally, in line with our compensation philosophy, we believe that NEO base salaries should be targeted near the median (but without any fixed formula) of the range for individuals in similar positions with comparable responsibilities.  We fix NEO base compensation at levels which we believe enable us to hire and retain individuals in a competitive environment and to reward performance at an acceptable level based upon contributions to our overall business goals.  Base salaries are generally reviewed annually, but may be adjusted from time to time to realign salaries with market levels, taking into account such individual’s responsibilities, performance and experience.  In reviewing base salaries, we consider several factors, including cost of living increases, levels of responsibility, experience, and a comparison to base salaries paid for comparable positions within the consumer products industry, the beverage industry and within the labor markets in which we participate, which we principally gather through our recruiting and retention experience, as well as our own base salaries for other executives and qualitative review of individual performance and results achieved.  The annual review usually occurs in the first quarter of each calendar year and the Compensation Committee has completed its review for fiscal 2009.  We may also utilize input on base salaries from executive search firms when making crucial hiring decisions.

Discretionary Annual Bonus

We provide incentive compensation to our NEOs in the form of discretionary annual cash bonuses based on a qualitative review of individual and company-wide financial and operational performance and/or results, consistent with our emphasis on pay-for-performance incentive compensation programs.  These parameters vary depending on the individual executive, but relate generally to strategic factors such as sales, distribution levels, introduction of new products, overall operating performance, contribution margins and profitability. However, these parameters are used only as a broad guide of overall performance and we do not use a fixed formula for determination of discretionary annual cash bonuses with respect to our NEOs, individually or as a group.  In addition, we analyze the proposed discretionary annual bonus amounts both as a percentage of base salary and in comparison to those amounts paid in previous fiscal years. We generally utilize discretionary cash bonuses to reward performance achievements for the time horizon of one year or less.

The actual amount of the discretionary annual bonus is determined and paid in the first quarter following a qualitative review of each NEO’s individual performance and contribution to our strategic goals during the prior year.

The Compensation Committee determines the discretionary annual bonuses for Rodney Sacks and Hilton Schlosberg and the Executive Committee (comprised of the Chairman and Chief Executive Officer and President and Chief Financial Officer) determines the discretionary annual bonuses for the other NEOs.  The discretionary annual bonuses for fiscal 2009 have been determined.

Long Term Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages superior performance by our NEOs through the use of stock option awards.  Our stock option plans have been established to provide our NEOs with incentives to further align their interests with the interests of the stockholders.  Grants under stock option plans vest over a number of years, generally up to 5 years.

During 2001, the Company adopted the Hansen Natural Corporation 2001 Stock Option Plan (the “2001 Option Plan”).  Our 2001 Stock Option Plan authorizes us to grant options to purchase shares of Common Stock to our employees.  The Compensation Committee is the administrator of the Stock Option Plan and is authorized to grant stock options to employees thereunder.  The Executive Committee is also authorized to grant options thereunder.  Stock option grants are made to key employees when they are hired and from time to time thereafter, as well as on occasion following a significant change in their job responsibilities.  Prior to 2007, stock option grants were generally made to existing NEOs at periodic intervals at the discretion of the Compensation Committee or the Executive Committee.  On September 18, 2007, the Board adopted the Hansen Natural Corporation Amended and Restated Stock Option Plan (the “2001 Amended Option Plan”), which was approved by our stockholders on November 9, 2007 and provides, among other items, that stock options may be granted to Consultants as well as to Employees (as such terms are defined in the 2001 Amended Option Plan).

Effective January 1, 2007, we implemented a new policy regarding the issuance of stock options.  Under the new procedures, the Compensation Committee has sole and exclusive authority to grant stock option awards to all employees who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act.  The Compensation Committee and the Executive Committee of the Board each independently has the authority to grant awards to new hires who are not Section 16 employees. Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee.  For purposes of these procedures, a new hire means: (i) an employee who is commencing employment with the Company or its subsidiaries; or (ii) an employee who is receiving a promotion to a new position with the Company or one of its subsidiaries.  The grant date of any award to a new hire shall be the first day that NASDAQ is open in the calendar month following the employee’s commencement of employment or the date of the employee’s promotion (as the case may be).  Other than awards to new hires, awards may only be granted at one or more meetings held during the last two weeks of May and November of each year.  The grant date of any award granted at May or November meetings shall be the first day that NASDAQ is open in June following such May meetings, or December following such November meetings (as the case may be).  The new procedures also require certain same day documentation.

During the fourth quarter of 2007, we amended our written procedures regarding the granting of stock options to conform to the 2001 Amended Option Plan.  The amendments to the written procedures, provide, among other items, that stock options may be granted to Consultants as well as to Employees (as such terms are defined in the 2001 Amended Option Plan).

The Compensation Committee will review and approve stock option awards to our NEOs based upon a review of compensation data principally gathered through our recruiting and retention experience, its qualitative assessment of individual performance, a review of each executive’s long term incentives and retention considerations.

Other Compensation

Certain NEOs who are parties to employment agreements will continue to be subject to such agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable.  On March 6, 2009, the Company entered into employment agreements with Mr. Sacks (the “Sacks 2009 Employment Agreement”) and Mr. Schlosberg (the “Schlosberg 2009 Employment Agreement”).  For a summary description of the terms of the new agreements, see “Summary Compensation Table - Agreements with Named Executive Officers” below.  In addition, we intend to continue to maintain our current benefits and perquisites for our NEOs, which include automobile and benefit premiums, among other perquisites.  However, the Compensation Committee in its discretion may revise, amend or add to such NEOs benefits and prerequisites if it deems it advisable.  We believe these benefits and perquisites are currently in line with those provided by comparable companies within the consumer products industry, the beverage industry and within the labor markets in which we participate for similarly situated executives, based principally on information gathered through our recruiting and retention experience.

Employee Benefit Plans

Our employees, including our NEOs, are entitled to various employee benefits which include medical and dental care plans, car allowances, other allowances, group life, disability, 401(k) plan as well as paid time off.

401(k) Plan

Our employees, including our NEOs, may participate in our 401(k) Plan, a defined contribution plan that qualifies under Section 401(k) of the Code.  Participating employees may contribute up to 15% of their pretax salary up to statutory limits.  We contribute 25% of the employee contribution, up to 8% of each employee’s earnings, which vests 20% each year for five years after the first anniversary date.

Separation and Change in Control Arrangements

Certain of our NEOs, per the terms of their respective employment agreements and/or employment offer letters and/or amendments to conditions of employment and/or stock option agreements, are eligible for certain benefits and/or payments if there is a change in control and/or employment terminates following a change in control, as described under “Potential Payments Upon Termination or Change in Control” beginning on page 23.

We believe these arrangements are an important part of overall compensation and will help to secure the continued employment and dedication of our NEOs prior to or following a change in control,

notwithstanding any concern that they may have at such time regarding their own continued employment. In addition, we believe that these arrangements are an important recruitment and retention device.

SUMMARY COMPENSATION TABLE

On August 8, 2005, our Common Stock was split on a two-for-one basis through a 100% stock dividend.  On July 7, 2006 our Common Stock was split on a four-for-one basis through a 300% stock dividend.  All share information has been presented to reflect the stock splits.

The following table summarizes the total compensation of our NEOs in 2009.  During the year ended December 31, 2009, our NEOs were Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Thomas J. Kelly and Nick Gagliardi.  Though the Compensation Committee and the Executive Committee considered and analyzed the ongoing uncertain economic conditions under which the Company operated in 2009, and the effect such conditions had on our overall results of operations, such conditions did not have a significant impact in the determination of the compensation of our NEOs in 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (A)	Total ($)
Rodney C. Sacks	2009	385,000	250,000	—	5,631,175	—	—	48,484	6,314,659
Chairman, CEO and	2008	350,000	250,000	—	7,381,280	—	—	47,355	8,028,635
Director	2007	289,423	250,000	—	—	—	—	49,407	588,830

Hilton H. Schlosberg
Vice-Chairman, CFO,	2009	385,000	250,000	—	5,631,175	—	—	37,968	6,304,143
COO, President,	2008	350,000	250,000	—	7,381,280	—	—	41,256	8,022,536
Secretary and Director	2007	289,423	250,000	—	—	—	—	32,262	571,685

Mark J. Hall	2009	340,000	250,000	—	4,504,940	—	—	20,743	5,115,683
President Monster	2008	310,000	250,000	—	5,535,960	—	—	25,418	6,121,378
Beverage Division	2007	269,231	250,000	—	—	—	—	22,793	542,024

Thomas J. Kelly	2009	195,000	50,000	—	414,903	—		18,296	678,199
Vice President	2008	185,000	50,000	—	369,064	—		17,269	621,333
Finance	2007	169,615	50,000	—	—	—		20,668	240,283

Nick Gagliardi	2009	98,077	—	—	1,635,741	—	—	8,486	1,742,304
Chief Operating
Officer Monster
Beverage Division

(1)   The amounts represent the current year unaudited grant date fair value for all share-based payment awards computed in accordance with Accounting Standards Codification (“ASC”) 718 based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula with the following assumptions:

	Dividend Yield	Expected Volatility	Risk Free Interest Rate	Expected Term
Mr. Sacks – 12/01/2009	0%	62.07%	2.74%	7.15 yrs.
Mr. Sacks – 06/02/2008	0%	62.02%	3.56%	5.60 yrs.
Mr. Schlosberg – 12/01/2009	0%	62.07%	2.74%	7.15 yrs.
Mr. Schlosberg – 06/02/2008	0%	62.02%	3.56%	5.60 yrs.
Mr. Hall – 12/01/2009	0%	62.07%	2.74%	7.15 yrs.
Mr. Hall – 06/02/2008	0%	62.02%	3.56%	5.60 yrs.
Mr. Kelly – 12/01/2009	0%	62.92%	2.03%	5.94 yrs.
Mr. Kelly – 06/01/2009	0%	63.46%	2.55%	5.47 yrs.
Mr. Kelly – 06/02/2008	0%	62.02%	3.56%	5.60 yrs.
Mr. Gagliardi – 12/01/2009	0%	62.92%	2.03%	5.94 yrs.
Mr. Gagliardi – 08/03/2009	0%	62.31%	2.66%	5.70 yrs.

(A) ALL OTHER COMPENSATION

Name	Year	Automobile ($)	401 K Match ($)	Benefit Premiums ($)	Health Club Memberships ($)	Total ($)
	2009	28,804	4,898	12,922	1,860	48,484
	2008	31,807	3,875	9,823	1,850	47,355
Rodney C. Sacks	2007	33,122	5,125	9,378	1,782	49,407

	2009	19,884	3,913	12,552	1,619	37,968
	2008	24,928	3,762	10,956	1,610	41,256
Hilton H. Schlosberg	2007	16,064	4,490	10,175	1,533	32,262

	2009	10,178	3,926	6,639	—	20,743
	2008	15,812	3,775	5,831	—	25,418
Mark J. Hall	2007	13,272	4,077	5,444	—	22,793

	2009	7,645	4,011	6,640	—	18,296
	2008	8,083	3,355	5,831	—	17,269
Thomas J. Kelly	2007	8,822	3,651	8,195	—	20,668

Nick Gagliardi	2009	6,197	—	2,289	—	8,486

Discussion of Summary Compensation Table:

Agreements with Named Executive Officers:

Rodney C. Sacks.  We entered into the Sacks 2009 Employment Agreement as of March 6, 2009, pursuant to which Mr. Sacks will continue to render services as our Chairman and Chief Executive Officer.  Effective January 1, 2010, Mr. Sacks’ base compensation is $395,000.  Under the Sacks 2009 Employment Agreement, Mr. Sacks’ annual base salary shall be reviewed annually and increased at the discretion of our Board.  Mr. Sacks is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits.  The employment period commenced on March 6, 2009 and continues through December 31, 2013, subject to automatic extension periods of one year unless notice of intent to not renew is given by either the Company or Mr. Sacks. Under the Sacks 2009 Employment Agreement, Mr. Sacks is subject to a confidentiality covenant and a six-month post-termination non-competition covenant.  The Sacks 2009 Employment Agreement is subject to termination (i) upon the death or disability of Mr. Sacks, (ii) voluntarily by Mr. Sacks on 90 days’ written notice, (iii) for Cause (as defined therein) by the Company, or (iv) upon Constructive Termination (as defined therein) by Mr. Sacks.  The severance provisions in the 2009 Sacks Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. We granted Mr. Sacks an option, subject to time based vesting, to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated May 28, 2003, an option to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated March 23, 2005, an option to purchase 600,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005, an option to purchase 400,000 shares of Common Stock pursuant to a stock option agreement dated June 2, 2008 and an option to purchase 250,000 shares of Common Stock pursuant to a stock option agreement dated December 1, 2009.

Hilton H. Schlosberg.   We entered into the Schlosberg 2009 Employment Agreement as of March 6, 2009, pursuant to which Mr. Schlosberg will continue to render services as our President and Chief Financial Officer.  Effective January 1, 2010, Mr. Schlosberg’s base compensation is $395,000.  Under the Schlosberg 2009 Employment Agreement, Mr. Schlosberg’s annual base salary shall be reviewed annually and increased at the discretion of our Board.  Mr. Schlosberg is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits.  The employment period commenced on March 6, 2009 and continues through December 31, 2013, subject to automatic extension periods of one year unless notice of intent to not renew is given by either the Company or Mr. Schlosberg.  Under the Schlosberg 2009 Employment Agreement, Mr. Schlosberg is subject to a confidentiality covenant and a six-month post-termination non-competition covenant.  The Schlosberg 2009 Employment Agreement is subject to termination (i) upon the death or disability of Mr. Schlosberg, (ii) voluntarily by Mr. Schlosberg on 90 days’ written notice, (iii) for Cause (as defined therein) by the Company, or (iv) upon Constructive Termination (as defined therein) by Mr. Schlosberg.  The severance provisions in the Schlosberg 2009 Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. We granted Mr. Schlosberg an option, subject to time based vesting, to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated as May 28, 2003, an option to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated March 23, 2005, an option to purchase 600,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005, an option to purchase 400,000 shares of Common Stock pursuant to a stock option agreement dated June 2, 2008 and an option to purchase 250,000 shares of Common Stock pursuant to a stock option agreement dated December 1, 2009.

Mark J. Hall.  On January 21, 1997, Mr. Hall executed our written offer of employment.  The written offer of employment specifies that Mr. Hall’s employment with us is “at will” and thus may be terminated at any time for any or no reason.  Effective January 1, 2010, Mr. Hall’s base compensation is $350,000.  Mr. Hall is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.  Since January 1, 1999, we have granted Mr. Hall an option, subject to time-based vesting, to purchase 160,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated July 12, 2002, an option to purchase 480,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated January 15, 2004, an option to purchase 800,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated March 23, 2005, an option to purchase 100,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated September 28, 2005, an option to purchase 100,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005, an option to purchase 300,000 shares of Common Stock pursuant to a stock option agreement dated June 2, 2008 and an option to purchase 200,000 shares of Common Stock pursuant to a stock option agreement dated December 1, 2009.

Thomas J. Kelly.  Mr. Kelly’s employment is “at will” and thus may be terminated at any time for any or no reason.  Effective January 1, 2010, Mr. Kelly’s base compensation is $200,000.  Mr. Kelly is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits. Since January 1, 1999, we have granted Mr. Kelly an option, subject to time-based vesting, to purchase 80,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated February 2, 1999, an option to purchase 80,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated July 12, 2002, an option to purchase 200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated January 15, 2004, an option to purchase 8,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005, an option to purchase 20,000 shares of Common Stock pursuant to a stock option agreement dated June 2, 2008, an option to purchase 10,000 shares of Common Stock pursuant to a stock option agreement dated June 1, 2009 and an option to purchase 10,000 shares of Common Stock pursuant to a stock option agreement dated December 1, 2009.

Nick Gagliardi.  On June 29, 2009, Mr. Gagliardi executed our written offer of employment.  The written offer of employment specified that Mr. Gagliardi’s employment with us was “at will” and terminable at any time for any or no reason.  Effective January 1, 2010, Mr. Gagliardi’s base compensation was $270,000.  Mr. Gagliardi was eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.  Since June 29, 2009, we granted Mr. Gagliardi an option, subject to time-based vesting, to purchase 60,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated August 3, 2009 and an option to purchase 25,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated December 1, 2009. On April 2, 2010, Mr. Gagliardi tendered his resignation as the Chief Operating Officer of Monster Beverage Company, a division of HBC, a subsidiary of the Company, to pursue other business interests.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of plan-based awards granted to our NEOs during the year ended December 31, 2009 and 2008.

Name	Grant Date	Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
	12/1/2009	250,000	35.64	5,631,175
Rodney C. Sacks	6/2/2008	400,000	31.72	7,381,280

	12/1/2009	250,000	35.64	5,631,175
Hilton H. Schlosberg	6/2/2008	400,000	31.72	7,381,280

	12/1/2009	200,000	35.64	4,504,904
Mark J. Hall	6/2/2008	300,000	31.72	5,535,960

	12/1/2009	10,000	35.64	207,786
	6/1/2009	10,000	36.13	207,117
Thomas J. Kelly	6/2/2008	20,000	31.72	369,064

	12/1/2009	25,000	35.64	519,465
Nick Gagliardi	8/3/2009	60,000	32.25	1,116,276

(1)         The amounts represent the current year unaudited grant date fair value for all share-based payment awards computed in accordance with ASC 718, based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula with the assumptions listed under the summary compensation table.

No plan-based awards were granted to our NEOs during the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by our NEOs at December 31, 2009.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rodney C. Sacks	7/12/2002	448,176	—		—	0.44625	7/12/2012	—	—	—	—
	5/28/2003	860,324	—		—	0.53125	5/28/2013	—	—	—	—
	3/23/2005	860,000	240,000	(1)	—	6.58750	3/23/2015	—	—	—	—
	11/11/2005	480,000	120,000	(2)	—	16.87000	11/11/2015	—	—	—	—
	6/2/2008	80,000	320,000	(3)	—	31.72000	6/2/2018	—	—	—	—
	12/1/2009	—	250,000	(4)	—	35.64000	12/1/2019	—	—	—	—

Hilton H. Schlosberg	7/12/2002	448,176	—		—	0.44625	7/12/2012	—	—	—	—
	5/28/2003	860,324	—		—	0.53125	5/28/2013	—	—	—	—
	3/23/2005	860,000	240,000	(1)	—	6.58750	3/23/2015	—	—	—	—
	11/11/2005	480,000	120,000	(2)	—	16.87000	11/11/2015	—	—	—	—
	6/2/2008	80,000	320,000	(3)	—	31.72000	6/2/2018	—	—	—	—
	12/1/2009	—	250,000	(4)	—	35.64000	12/1/2019	—	—	—	—

Mark J. Hall	1/15/2004	96,000	—		—	6.58750	3/23/2015	—	—	—	—
	3/23/2005	319,672	160,000	(5)	—	6.58750	3/23/2015	—	—	—	—
	9/28/2005	60,000	20,000	(6)	—	10.94750	9/28/2015	—	—	—	—
	11/11/2005	60,000	20,000	(7)	—	16.87000	11/11/2015	—	—	—	—
	6/2/2008	60,000	240,000	(8)	—	31.72000	6/2/2018	—	—	—	—
	12/1/2009	—	200,000	(9)	—	35.64000	12/1/2019	—	—	—	—

Thomas J. Kelly	1/15/2004	15,000	—		—	1.482500	1/15/2014	—	—	—	—
	11/11/2005	6,400	1,600	(10)	—	16.87000	11/11/2015	—	—	—	—
	6/2/2008	4,000	16,000	(11)	—	31.72000	6/2/2018	—	—	—	—
	6/1/2009	—	10,000	(12)	—	36.13000	6/1/2019	—	—	—	—
	12/1/2009	—	10,000	(13)	—	35.64000	12/1/2019	—	—	—	—

Nick Gagliardi	8/3/2009	—	60,000	(14)	—	32.25000	8/3/2019	—	—	—	—
	12/1/2009	—	25,000	(14)	—	35.64000	12/1/2019	—	—	—	—

(1)	Vest as follows: 240,000 on March 23, 2010
(2)	Vest as follows: 120,000 on November 11, 2010
(3)	Vest as follows: 80,000 on June 2, 2010; 80,000 on June 2, 2011; 80,000 on June 2, 2012; 80,000 on June 2, 2013
(4)	Vest as follows: 50,000 on December 1, 2010; 50,000 on December 1, 2011; 50,000 on December 1, 2012; 50,000 on December 1, 2013; 50,000 on December 1, 2014
(5)	Vest as follows: 160,000 on March 23, 2010

(6)	Vest as follows: 20,000 September 28, 2010
(7)	Vest as follows: 20,000 on November 11, 2010
(8)	Vest as follows: 60,000 on June 2, 2010; 60,000 on June 2, 2011; 60,000 on June 2, 2012; 60,000 on June 2, 2013
(9)	Vest as follows: 40,000 on December 1, 2010; 40,000 on December 1, 2011; 40,000 on December 1, 2012; 40,000 on December 1, 2013; 40,000 on December 1, 2014
(10)	Vest as follows: 1,600 on November 11, 2010
(11)	Vest as follows: 4,000 on June 2, 2010; 4,000 on June 2, 2011; 4,000 on June 2, 2012; 4,000 on June 2, 2013
(12)	Vest as follows: 2,000 on June 1, 2010; 2,000 on June 1, 2011; 2,000 on June 1, 2012; 2,000 on June 1, 2013; 2,000 on June 1, 2014
(13)	Vest as follows: 2,000 on December 1, 2010; 2,000 on December 1, 2011; 2,000 on December 1, 2012; 2,000 on December 1, 2013; 2,000 on December 1, 2014
(14)

On April 2, 2010, Mr. Gagliardi tendered his resignation as the Chief Operating Officer of Monster Beverage Company, a division of HBC, a subsidiary of the Company, to pursue other business interests. His options will not vest.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes exercise of stock options by our NEOs during the Company’s fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rodney C. Sacks	—	—	—	—
Hilton H. Schlosberg	—	—	—	—
Mark J. Hall	—	—	—	—
Thomas J. Kelly	65,000	2,555,700	—	—
Nick Gagliardi	—	—	—	—

PENSION BENEFITS

We do not maintain or make contributions to a defined benefit plan for any employees.

NON QUALIFIED DEFERRED COMPENSATION

None of our NEOs participated or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.  The Compensation Committee, which is comprised solely of “outside directors” as defined for the purposes of Section 162(m) of the Code, may elect to provide our NEOs or other employees with non-qualified defined contribution or deferred compensation benefits should they deem such benefits appropriate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to our NEOs in the event of a termination of employment or a change of control.  The following tables and narrative disclosure summarize the potential payments to each NEO assuming that one of the events listed in the tables below occurs.  The tables assume that the event occurred on December 31, 2009, the last day of our fiscal year.

Key Employment Agreement and Stock Option Agreement Definitions

For purposes of the Sacks 2009 Employment Agreement and the Schlosberg 2009 Employment Agreement described  in this section, cause (under which we may terminate their employment) is defined as: (i) an act or acts of dishonesty or gross misconduct on the executive’s part which result or are intended to result in material damage to our business or reputation; or (ii) repeated material violations by the executive of his obligations relating to his position and duties, which violations are demonstrably willful and deliberate on the executive’s part and which result in material damage to our business or reputation and as to which material violations our Board has notified the executive in writing.

For purposes of the Sacks 2009 Employment Agreement and the Schlosberg 2009 Employment Agreement described in this section, constructive termination (under which they may terminate their employment) is defined as: (i) without the written consent of the executive, (A) the assignment to the executive of any duties inconsistent in any substantial respect with the executive’s position, authority or responsibilities as contemplated by the position and duties described in his employment agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities; (ii) any failure by us to comply with any of the provisions of his employment agreement, other than an insubstantial or inadvertent failure, remedied by us promptly after receipt of notice thereof given by the executive; (iii) our requiring the executive without his consent to be based at any office location outside of Riverside, California or Orange County, California, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any failure by the Company to obtain the assumption and agreement by a successor entity to perform his employment agreement, provided that the successor entity has had actual written notice of the existence of his employment agreement and its terms and an opportunity to assume the Company’s responsibilities under his employment agreement during a period of 10 business days after receipt of such notice.

For purposes of the Sacks 2009 Employment Agreement and the Schlosberg 2009 Employment Agreement described in this section, disability is defined as any disability which would entitle the executive to receive full long-term disability benefits under our long-term disability plan, or if no such plan shall then be in effect, any physical or mental disability or incapacity which renders the executive incapable of performing the services required of him in accordance with his obligations under Section 5 of the employment agreement for a period of more than 120 days in the aggregate during any 12-month period during the employment period.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg described in this section, change in control is defined as: (i) the acquisition of “Beneficial Ownership” by any person (as defined in rule 13(d)—3 under the Exchange Act), corporation or other entity other than us or a wholly owned subsidiary of 20% or more of our outstanding stock; (ii) the sale or disposition of substantially all of our assets; or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg described in this section, cause (under which we may terminate their employment) is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or drug or alcohol abuse; and good reason (under which they may terminate their employment) is defined as a reduction in the individual’s compensation or benefits, the individual’s removal from his current position or the assignment to the individual of duties or responsibilities that are inconsistent with the dignity, importance or scope of his position with us.

For purposes of all the stock option agreements described in this section, total disability is defined as the complete and permanent inability of the executive to perform all his duties of employment with us.

For purposes of the employment offer letter with Mr. Hall described in this section, cause (under which we may terminate employment) shall mean an act of dishonesty, or reasons which justify summary dismissal.

For purposes of the employment offer letter with Mr. Gagliardi described in this section, good cause (under which we may terminate employment) meant (i) neglect, breach of duty, or any failure to perform, to the reasonable satisfaction of the  supervisor and/or the Executive Committee, conviction of a felony, (ii) any determination by the Executive Committee of the commission of theft, larceny, embezzlement, fraud, dishonesty, illegality, moral turpitude, harassment, or gross mismanagement, (iii) death or material disability to such extent that, even with reasonable accommodation, Mr. Gagliardi was precluded from performing the essential duties of his position, or (iv) breach of the employment offer letter or of any fiduciary duties to the Company.

For purposes of the stock option agreements with Mr. Hall described in this section, change in control is generally defined as: (i) the acquisition of “beneficial ownership” by any person (as defined in Rule 13(d)—3 under the Exchange Act), corporation or other entity other than us or a wholly owned subsidiary of ours of 50% or more of our outstanding stock; (ii) the sale or disposition of substantially all of our assets; or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Hall, Mr. Kelly and Mr. Gagliardi described in this section, cause (under which we may terminate their employment) is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or satisfactorily perform his duties of employment, insubordination or drug or alcohol abuse.

Rodney C. Sacks

	Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability and Termination by the Executive for Constructive Termination ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	385,000	385,000	—	383,810	—
Vacation	35,845	35,845	35,845	35,845	—
Benefit Plans	10,094	19,896	—	19,896	—
Automobile	28,804	28,804	—	28,804	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	11,648,157	11,648,157
Total	459,743	469,545	35,845	12,116,512	11,648,157

(a)                              Under the Sacks 2009 Employment Agreement, upon termination due to death or disability, Mr. Sacks, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)                              Under the Sacks 2009 Employment Agreement, upon termination by us for cause or voluntary termination by Mr. Sacks, Mr. Sacks is entitled to payment for only accrued vacation.

(c)                               Under the Sacks 2009 Employment Agreement, upon termination by us without cause and termination by Mr. Sacks for constructive termination i.e. for good cause, or if we elect not to renew his employment agreement, Mr. Sacks is entitled to the present value of his base salary for the period through December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year U.S. Treasury Bills in effect on the day that is 30 business days prior to the date of termination.  In addition, Mr. Sacks is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer.  Also, in the case of termination without cause, Mr. Sacks is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination.  In addition, under Mr. Sacks’ stock option agreements, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, all stock option awards shall immediately become exercisable in their entirety.

(d)                              Under Mr. Sacks’ stock option agreements, upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may, with the consent of Mr. Sacks, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Sacks to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Sacks has the option to purchase.

Hilton H. Schlosberg

	Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability and Termination by the Executive for Constructive Termination ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	385,000	385,000	—	383,810	—
Vacation	27,782	27,782	27,782	27,782	—
Benefit Plans	12,552	19,261	—	31,812	—
Automobile	19,884	19,884	—	19,884	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	11,648,157	11,648,157
Total	445,218	451,927	27,782	12,111,445	11,648,157

(a)                               Under the Schlosberg 2009 Employment Agreement, upon termination due to death or disability, Mr. Schlosberg, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)                              Under the Schlosberg 2009 Employment Agreement, upon termination by us for cause or voluntary termination by Mr. Schlosberg, Mr. Schlosberg is entitled to payment for only accrued vacation.

(c)                              Under the Schlosberg 2009 Employment Agreement, upon termination by us without cause and termination by Mr. Schlosberg for constructive termination i.e. for good cause, or if we elect not to renew his employment agreement, Mr. Schlosberg is entitled to the present value of his base salary for the period through December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year U.S. Treasury Bills in effect on the day that is 30 business days prior to the date of termination.  In addition, Mr. Schlosberg is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2013, or through the date which is twelve months from the date of termination, whichever period is longer.  Also, in the case of termination without cause, Mr. Schlosberg is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination.  In addition, under Mr. Schlosberg’s stock option agreements, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, all stock option awards shall immediately become exercisable in their entirety.

(d)                               Under Mr. Schlosberg’s stock option agreements, upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may with the consent of Mr. Schlosberg, be purchased by us for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Schlosberg to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Schlosberg has the option to purchase.

Mark J. Hall

	Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	—	—	—	56,667	—
Vacation	29,039	29,039	29,039	29,039	—
Benefit Plans	—	—	—	2,129	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	—	8,593,976
Total	29,039	29,039	29,039	87,835	8,593,976

(a)                               Under our general employment practices, upon termination due to death or disability, Mr. Hall, or his legal representative, is entitled to payment for accrued vacation.

(b)                              Under Mr. Hall’s employment offer letter, dated January 21, 1997, and our general employment practices, upon termination by us for cause or voluntary termination by Mr. Hall, Mr. Hall is entitled to payment for accrued vacation.

(c)                               Under Mr. Hall’s employment offer letter, dated January 21, 1997, upon termination by us without cause, Mr. Hall is entitled to two months severance pay and the continuation of medical and dental benefit coverage for both himself and his family for a period of two months.  In addition, under our general employment practices, Mr. Hall is entitled to payment for accrued vacation.

(d)                              Under Mr. Hall’s stock option agreements (exclusive of the stock option agreement dated July 12, 2002), upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may, with the consent of Mr. Hall, be purchased by us for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Hall to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Hall has the option to purchase.  Under Mr. Hall’s stock option agreement dated July 12, 2002, our Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable shall immediately become exercisable and that any options not exercised prior to such change in control shall be canceled.

Thomas J. Kelly

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	—	—	—	—	—
Vacation	10,737	10,737	10,737	10,737	—
Benefit Plans	—	—	—	—	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	—	—
Total	10,737	10,737	10,737	10,737	—

(a)                               Under our general employment practices, upon termination due to death or disability, Mr. Kelly or his legal representative, is entitled to payment for accrued vacation.

(b)                              Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Kelly, Mr. Kelly is entitled to payment for accrued vacation.

(c)                               Under our general employment practices, upon termination by us without cause, Mr. Kelly is entitled to payment for accrued vacation.

(d)                              Under Mr. Kelly’s stock option agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, shall immediately become exercisable and that any options not exercised prior to such change in control shall be canceled.  Under the Amendment to Conditions of Employment of Mr. Kelly dated December 7, 1999, if, following a change in control, Mr. Kelly’s employment with us is terminated by us other than for cause or in the event that Mr. Kelly resigns under circumstances which constitute constructive dismissal by us of Mr. Kelly, then Mr. Kelly shall be entitled to receive severance pay from us as follows: If termination occurs within the first six (6) months after the change in control occurs, Mr. Kelly shall be entitled to six (6) months severance pay in the amount of $92,500; if termination occurs between six (6) and twelve (12) months after the change in control occurs, Mr. Kelly shall be entitled to five (5) months severance pay in the amount of $77,083; if termination occurs between twelve (12) and eighteen (18) months after the change in control occurs, Mr. Kelly shall be entitled to four (4) months severance pay in the amount of $61,667 and if the termination occurs between eighteen and twenty-four (24) months after the change in control occurs, Mr. Kelly shall be entitled to three (3) months severance pay in the amount of $46,250.

Nick Gagliardi (a)

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
(b)
Base Salary	—	—	—	—	—
Vacation	—	—	6,571	—	—
Benefit Plans	—	—	—	—	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	—	—
Total	—	—	6,571	—	—

(a)                         On April 2, 2010, Mr. Gagliardi tendered his resignation as the Chief Operating Officer of Monster Beverage Company, a division of HBC, a subsidiary of the Company.

(b)                        Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Gagliardi, Mr. Gagliardi is entitled to payment for accrued vacation.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our outside directors during the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Benjamin M. Polk (3)	—	—	—	—	—	—	—
Norman C. Epstein	75,000	—	—	—	—	—	75,000
Sydney Selati	62,500	—	—	—	—	—	62,500
Harold C. Taber, Jr.	67,500	—	—	—	—	—	67,500
Mark S. Vidergauz	50,000	—	—	—	—	—	50,000

(1)       The outside directors held the following numbers of outstanding stock options as of December 31, 2009; Benjamin M. Polk, 9,600; Norman C. Epstein, 19,200; Harold C. Taber, Jr. 19,200; and Mark S. Vidergauz, 9,600. Sydney Selati held no outstanding stock options as of December 31, 2009.

(2)       No options were granted to outside directors for the year ended December 31, 2009.

(3)       Mr. Polk waived his fees for the year ended December 31, 2009.

During the year ended December 31, 2009, no options awards were granted to our outside directors.

In 2009, outside directors were entitled to receive an annual retainer of $45,000. Except for committee chairs, members of the Audit Committee received an additional annual retainer of $7,500 and members of the Compensation Committee and Nominating Committee received an additional $5,000.  The chairman of the Audit Committee received an additional annual retainer of $15,000 and the chairs of the Compensation Committee and Nominating Committee each received an additional $10,000.

Employee Stock Option Plans

The 2001 Amended Option Plan provides for the grant of options to purchase up to 22,000,000 shares of the Common Stock of the Company to certain key employees or non-employees of the Company and its subsidiaries.  Options granted under the 2001 Amended Option Plan may be incentive stock options under Section 422 of the Code, nonqualified stock options, or stock appreciation rights.  The 2001 Amended Option Plan provides, among other items, that stock options may be granted to Consultants (as such term is defined in the Amended Plan) as well as to employees.  Option grants may be made under the 2001 Amended Option Plan for ten years from the effective date of the 2001 Amended Option Plan.

The Company has a stock option plan (the “Plan”) that provided for the grant of options to purchase up to 24,000,000 shares of the Common Stock of the Company to certain key employees of the Company and its subsidiaries.  Options granted under the Plan may either be incentive stock options qualified under Section 422 of the Code, as amended, or non-qualified options.  Such options are exercisable at fair market value on the date of grant for a period of up to ten years.  Under the Plan, shares subject to options may be purchased for cash, or for shares of Common Stock valued at fair market value on the date of purchase.  Under the Plan, no additional options may be granted after July 1, 2001.

The Plan and the 2001 Option Plan are administered by the Compensation Committee, which is comprised of directors who satisfy the “non-employee” director requirements of Rule 16b-3 under the Exchange Act and the “outside director” provision of Section 162(m) of the Code.  Grants under the Plan and the 2001 Amended Option Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

Outside Directors Stock Option Plans

During 2009, the Company adopted the 2009 Hansen Natural Corporation Stock Incentive Plan for Non-Employee Directors (the “2009 Directors Plan”) that permits the granting of options, stock appreciation rights (each, an “SAR”), and other stock-based awards to purchase up to an aggregate of 800,000 shares of common stock of the Company to non-employee directors of the Company. The 2009 Directors Plan is administered by the Board of Directors. Each award granted under the 2009 Directors Plan will be evidenced by a written agreement and will contain the terms and conditions that the Board of Directors deems appropriate. The Board of Directors may grant such awards on the last business day prior to the date of the annual meeting of stockholders. Any award granted under the 2009 Directors Plan will vest, with respect to 100% of such award, on the last business day prior to the date of the annual meeting, in the calendar year following the calendar year in which such award is granted. The Board of Directors may determine the exercise price per share of the Company’s common stock under each option, but such price may not be less than 100% of the closing price of the Company’s common stock for one share on the date an option is granted. Option grants may be made under the 2009 Directors Plan for 10 years from June 4, 2009. The Board of Directors may also grant SARs, independently, or in connection with an option grant. The Board of Directors may determine the exercise price per share of the Company’s common stock under each SAR, but such price may not be less than the greater of (i) the fair market value of a share on the date the SAR is granted and (ii) the price of the related option, if the SAR is granted in connection with an option grant. Additionally, the Board of Directors may grant other stock-based awards, which include awards of shares of the Company’s common stock, restricted shares of the Company’s common stock, and awards that are valued based on the fair market value of shares of the Company’s common stock. SARs and other stock-based awards are subject to the general provisions of the 2009 Directors Plan. The Board of Directors may amend or terminate the 2009 Directors Plan at any time.

During 2005, the Company adopted the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors (“2005 Directors Plan”).  The 2005 Directors Plan, which was replaced by the 2009 Directors Plan, permitted the granting of options to purchase up to an aggregate of 800,000 shares of common stock of the Company to non-employee directors of the Company. On the date of the annual meeting of stockholders at which an eligible director was initially elected, each eligible director was entitled to receive a one-time grant of an option to purchase 24,000 shares of the Company’s common stock, exercisable at the closing price for a share of common stock on the date of grant. Additionally, on the fifth anniversary of the election of eligible directors elected or appointed to the Board of Directors, and each fifth anniversary thereafter, each eligible director was to receive an additional grant of an option to purchase 19,200 shares of the Company’s common stock. Options became exercisable in four equal installments, with the grant immediately vested with respect to 25% of the grant and the remaining installments vesting on the three successive anniversaries of the date of grant; provided that all options held by an eligible director became fully and immediately exercisable upon a change in control of the Company. Options granted under the 2005 Directors Plan that were not exercised, generally expired 10 years after the date of grant. Option grants could be made under the 2005 Directors Plan for 10 years from the effective date of the 2005 Directors Plan. The 2005 Directors Plan was a “formula plan” so that a non-employee director’s participation in the 2005 Directors Plan did not affect his status as a “disinterested person” (as defined in Rule 16b-3 of the Exchange Act). Four eligible directors were initially granted options to purchase 19,200 shares of the Company’s Common Stock pursuant to the 2005 Directors Plan, (see “Principal Stockholders and Security Ownership of Management”).

The Company has an option plan for its outside directors (the “Directors Plan”) that provides for the grant of options to purchase up to an aggregate of 800,000 shares of Common Stock of the Company to directors of the Company who are not and have not been employed by or acted as consultants to the Company and its subsidiaries or affiliates and who are not and have not been nominated to the Board of Directors pursuant to a contractual arrangement.  Under the Directors Plan, no additional options may be granted after November 30, 2004.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2009 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	10,705,471	$15.37	4,212,700

Equity compensation plans not approved by stockholders	—	—	—

Total	10,705,471	$15.37	4,212,700

As of April 12, 2010, 4,104,400 shares were available for grant under equity compensation plans.

Certain Relationships and Related Transactions and Director Independence

The Board has determined that Messrs. Epstein, Taber, Selati and Vidergauz are independent directors under applicable NASDAQ Marketplace Rules and SEC regulations.

Each director and nominee for election as a director delivers to the Company annually a questionnaire that includes, among other things, information relating to any transactions the director or nominee or their family members, may have with the Company or in which the director or nominee, or such family member, has a direct or indirect material interest.

The Board, through its Audit Committee, reviews, approves and monitors all related party transactions. The Audit Committee’s policies and procedures for related party transactions are not in writing, but the proceedings are documented in the minutes of the Audit Committee meetings.  The Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The Audit Committee is responsible for reviewing all related party transactions on a continuing basis as well as potential conflict of interest situations where appropriate.  No director shall participate in any discussion or approval of a transaction for which he is a related party, except that this director shall provide all material information concerning the transaction to the Audit Committee.

•

Benjamin M. Polk is a partner in Schulte Roth & Zabel LLP, a law firm that we have retained since May 2004, and was previously a partner with Winston & Strawn LLP, a law firm (together with its predecessors) that had been retained by the Company since 1992. Expenses incurred in connection with services rendered by the firm to the Company during the year ended December 31, 2009 were $1.6 million.

•

Rodney C. Sacks is currently acting as the sole trustee of a trust formed pursuant to an Agreement of Trust dated July 27, 1992 for the purpose of holding the Hansen’s® trademark. We and HBC have agreed to indemnify Mr. Sacks and hold him harmless from any claims, loss or liability arising out of his acting as Trustee.

•

During 2009, we purchased promotional items from IFM Group, Inc. (“IFM”).  Rodney C. Sacks, together with members of his family, owns approximately 27% of the issued shares in IFM.  Hilton H. Schlosberg, together with members of his family, owns approximately 58% of the issued shares in IFM.  Expenses incurred with such company in connection with promotional materials purchased during the year ended December 31, 2009 were $0.9 million.  We continue to purchase promotional items from IFM Group, Inc. in 2010.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee.   On April 13, 2009, the Audit Committee recommended, and the Board approved, an amendment of the charter to ensure compliance with requirements of the Public Company Accounting Oversight Board for independent registered public accounting firm communications with audit committees regarding their independence. A copy of the amended charter is available on our website at http://investors.hansens.com/documents.cfm.  The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the NASDAQ Marketplace Rules and SEC regulations relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities of a director.

Duties and Responsibilities

The Audit Committee consists of three independent directors (as independence is defined by NASD Rule 4200(a)(15)). Our Board of Directors has determined that Mr. Epstein is (1) an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and (2) independent as defined by the NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act.  The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls and other matters, and makes other decisions with respect to audit and finance matters.  The Audit Committee also pre-approves the retention of the independent registered public accounting firm, and the independent registered public accounting firm’s fees for all audit and non-audit services provided by the independent registered public accounting firm and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.  All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication.

The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;
•	the Company’s systems of internal controls regarding finance and accounting as established by management;
•	the qualifications and independence of the independent registered public accounting firm;
•	the performance of the Company’s independent registered public accounting firm;
•	the Company’s auditing, accounting and financial reporting processes generally; and
•	compliance with the Company’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

Report of the Audit Committee

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2009.  The Audit Committee also discussed with the independent registered public accounting firm the matters required by the Public Company Accounting Oversight Board (the “PCAOB”) AU Section 325 “Communications about Control Deficiencies in an Audit of Financial Statements” and AU Section 380 “Communications with Audit Committees”, as may be modified or supplemented.  The Audit Committee also received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence”, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP its independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Audit Committee

Norman C. Epstein, Chairman

Harold C. Taber, Jr.

Sydney Selati

Principal Accounting Firm Fees

Accounting Fees

Aggregate fees billed and unbilled to the Company for service provided for the years ended December 31, 2009 and 2008 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”):

	Year ended December 31,
	2009	2008
Audit Fees	$915,415	$887,732
Audit-Related Fees(1)	—	1,500
Tax Fees(2)	295,743	476,674
All Other Fees	—	—
Total Fees(3)	$1,211,158	$1,365,906

(1) Audit-related fees consisted of fees for consultations regarding reporting matters under regulations of the SEC.

(2) Tax fees consisted of fees for tax consultation services including advisory services for state tax analysis and domestic and international tax advice.

(3) For the years ended December 31, 2009 and 2008, all of the services performed by Deloitte & Touche were approved by the Audit Committee.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its chairman when necessary due to timing considerations.  Any services approved by the chairman must be reported to the full Audit Committee at its next scheduled meeting.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval policies, and the fees for the services performed to date.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels, and reviewing the performance of the Chief Executive Officer, President and other senior executive officers periodically in relation to these objectives.

The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company.  The Compensation Committee has access, at the Company’s expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations.  The Compensation Committee believes that the compensation policies and programs as outlined above in “Compensation Discussion and Analysis” ensure that levels of executive compensation fairly reflect the performance of the Company, thereby serving the best interests of its stockholders.  The Board has adopted written Equity Grant Procedures, which are available on our website at http://investors.hansens.com/documents.cfm.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

For the fiscal year ended December 31, 2009, the Company’s Compensation Committee was comprised of Mr. Epstein, Mr. Selati, Mr. Taber and Mr. Vidergauz.  No interlocking relationships exist between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Compensation Committee

Norman C. Epstein, Chairman

Sydney Selati

Harold C. Taber, Jr.

Mark S. Vidergauz

NOMINATING COMMITTEE

The Nominating Committee assists the Board in fulfilling its responsibilities by establishing, and submitting to the Board for approval, criteria for the selection of new directors; identifying and approving individuals qualified to serve as members of the Board; selecting director nominees for our annual meetings of stockholders; evaluating the performance of the Board; reviewing and recommending to the Board any appropriate changes to the committees of the Board; and developing and recommending to the Board corporate governance guidelines and oversight with respect to corporate governance and ethical conduct.  The Board of Directors has adopted a written charter for the Nominating Committee.   On April 13, 2009, the Nominating Committee recommended, and the Board approved, an amendment of the charter to include a provision detailing the criteria which are most important when evaluating the selection and nomination of candidates for election to the Board.  A copy of the amended charter is available on our website at http://investors.hansens.com/documents.cfm.

Process for Selection and Nomination of Directors

In connection with the process of selecting and nominating candidates for election to the Board, the Nominating Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. Among the qualifications to be considered in the selection of candidates, the Nominating Committee considers the experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time available in light of other commitments and dedication of any particular candidate, as well as such candidate’s past or anticipated contributions to the Board and its committees so that the Board includes members, where appropriate, with diverse backgrounds, knowledge and skills relevant to the business of the Company.  While not a formal policy, the Company’s director selection and nomination processes call for the Nominating Committee, during the review and selection process, to seek diversity within the Board. See “Deadlines for Receipt of Stockholder Proposals” for information regarding nominations of director candidates by stockholders for the 2011 annual meeting of stockholders.

Though the Nominating Committee does not solicit recommendations for director candidates, the Nominating Committee has a policy regarding the consideration of any director candidates recommended by stockholders.  Suggestions for candidates to the Board may be made in writing and mailed to the

Nominating Committee, c/o Office of the Secretary, Hansen Natural Corporation, 550 Monica Circle, Suite 201, Corona, CA 92880.  Nominations must be submitted in a manner consistent with our by-laws.  We will furnish a copy of the by-laws to any person, without charge, upon written request directed to the Office of the Secretary at our principal executive offices.  Each candidate suggestion made by a stockholder must include the following:

•

the candidate’s name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;

•

all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

•	a written consent of the candidate to being named in a Company proxy statement as a nominee and to serving as a director, if elected; and
•	a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

Our Nominating Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate.

Nominating Committee

Harold C. Taber, Jr., Chairman

Norman C. Epstein

Sydney Selati

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote by calling the toll free number or over the Internet or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.

COMMUNICATING WITH THE BOARD

Stockholders, employees and other individuals interested in communicating with the Chairman and CEO should write to the address below:

Rodney C. Sacks, Chairman and CEO

Hansen Natural Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

Those interested in communicating directly with the Board, any of the committees of the Board, the outside directors as a group or individually should write to the address below:

Office of the Corporate Secretary

Hansen Natural Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

FORM 10-K AND OTHER DOCUMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, is available over the Internet at the SEC’s website, www.sec.gov, or on our website at www.hansens.com.  The Annual Report on Form 10-K is also available without charge to any stockholder upon request to:

Hansen Natural Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

(951) 739-6200   *   (800) HANSENS

Additionally, charters for certain of the committees of the Board of Directors as well as the Company’s Code of Business Conduct and Ethics are available on our website.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report,” and “Report of the Audit Committee” shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 29, 2010	/s/ Rodney C. Sacks
RODNEY C. SACKS
Chairman of the Board of Directors

0 14475 PROXY FOR HANSEN NATURAL CORPORATION THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned stockholder of Hansen Natural Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2010, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 10, 2010 at 3:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof if then and there personally present, on the matters set forth in the Notice of Annual Meeting of Stockholders and proxy statement. In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF HANSEN NATURAL CORPORATION June 10, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Proxy Materials are available at https://materials.proxyvote.com/411310 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Proposal to elect seven Directors: O Rodney C. Sacks O Hilton H. Schlosberg O Norman C. Epstein O Benjamin M. Polk O Sydney Selati O Harold C. Taber, Jr. O Mark S. Vidergauz 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS. The shares represented in this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY. Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730000000000000000 5 061010

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Proposal to elect seven Directors: O Rodney C. Sacks O Hilton H. Schlosberg O Norman C. Epstein O Benjamin M. Polk O Sydney Selati O Harold C. Taber, Jr. O Mark S. Vidergauz 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS. The shares represented in this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY. Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF HANSEN NATURAL CORPORATION June 10, 2010 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20730000000000000000 5 061010 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Proxy Materials are available at https://materials.proxyvote.com/411310 FOR AGAINST ABSTAIN